UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): January 30, 2006
                                                  (January 30, 2006)

                        COMPOSITE TECHNOLOGY CORPORATION

             (Exact name of registrant as specified in its charter)

            Nevada                     000-10999                  59-2025386
            ------                     ----------                 ----------
(State or other jurisdiction    (Commission File Number)        (IRS Employer
      of incorporation)                                      Identification No.)

                                2026 McGaw Avenue
                                Irvine, CA 92614
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (949) 428-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On Sunday, January 30, 2006, the Registrant entered into a First Amendment to Convertible Notes and Warrants with SRG Capital, LLC, Bushido Capital Master Fund, LP, Gamma Opportunity Capital Partners LP Class A, Gamma Opportunity Capital Partners LP Class C, Enable Growth Partners LP, Enable Opportunity Partners, LP and Midsummer Investment, Ltd. who together constitute all of the holders of the Registrant's 6% Senior Convertible Notes issued on October 13, 2005 (the "Convertible Notes") to amend and modify the Convertible Notes and related warrants to purchase the common stock of the Company issued to each of the Holders of the Convertible Notes (the "Convertible Note Warrants"). Section 29(p) of the Convertible Note was amended to ensure that any shares issued to holders of the Convertible Note pursuant to a Settlement Agreement entered into between the Company and certain holders of the Convertible Note would be an "Excluded Security" under the terms of the Convertible Note. A corresponding amendment to the Convertible Note Warrants was made. In addition, the First Amendment to Convertible Notes and Warrants also provided that the provisions of the settlement agreement would not cause any default, price adjustments or other similar effects in any other agreement or instrument (including, but not limited to the Convertible Note Warrants) to which that holder and the Registrant are parties.

On January 30, 2006, the Registrant entered into Settlement Agreements with SRG Capital, LLC, Bushido Capital Master Fund, LP, Gamma Opportunity Capital Partners LP Class A, Gamma Opportunity Capital Partners LP Class C, Enable Growth Partners LP, Enable Opportunity Partners, LP and Midsummer Investment, Ltd. to settle all of the Registrant's obligations with respect to the Convertible Notes. The Settlement Agreement provides for the release of the Registrant by the signatories to the Settlement Agreement from all matters and causes of action arising out of or in any way related to the Convertible Note and any other agreements or instruments entered into by the Registrant and the said signatories pursuant to the Convertible Note Purchase Agreement.

In consideration for entering into the Settlement Agreement, the Company agreed to pay $2,250,000, in the aggregate, to the holders of the Convertible Note who are signatories to the Settlement, pro rata, in proportion to their interest in the Convertible Notes, payable in restricted shares of the Registrant at a price per share equal to the closing price of the Registrant's common stock on January 27, 2006, which the parties have agreed to as $1.72 per share or 1,308,140 shares with piggyback registration rights .

The Settlement Agreement became effective when holders of at least two thirds (2/3) of the outstanding principal of the Convertible Notes agreed to its provisions.

Each of the signatories to the Settlement Agreement agreed that the terms of the Settlement Agreement would not cause any default, price adjustments or other similar effects in any other agreement or instrument (including, but not limited to the Convertible Note Warrants) to which that holder and the Registrant are parties.

The description of the First Amendment to Convertible Notes and Warrants and the Settlement Agreements is qualified in its entirety by reference to the Settlement Agreement attached hereto as Exhibit 10.1 and 10.2 through 10.6, respectively.

In consideration for its services in arranging for the settlement, the Registrant has an understanding with Lane Capital Markets that it will pay to Lane Capital Markets a fee of 6% of the $2,250,000 settlement amount; provided however, that all of the Convertible Note holders shall have accepted the Settlement Agreement and converted their outstanding Convertible Notes, or, in the event that any Convertible Note Holder has refused the offer to settle, 5% of the settlement amount that is paid to the accepting Convertible Note Holders. This amount will be paid in restricted shares of the Registrant's common stock at a price per share equal to the closing price of the Registrant's common stock on January 27, 2006 or $1.72 per share. The shares shall have piggyback registration rights.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

   Exhibit
    Number   Exhibit Title or Description

      10.01 First Amendment to Convertible Notes and Warrant

      10.02 Settlement Agreement with Bushido Capital Master Fund

      10.03 Settlement Agreement with Enable Growth Partners and Enable Opportunity Partners

      10.04 Settlement Agreement with Gamma Opportunity Capital Partners Class A and Class C

      10.05 Settlement Agreement with SRG Capital LLC

      10.06 Settlement Agreement with Midsummer Investment Ltd.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        COMPOSITE TECHNOLOGY CORPORATION
                                  (Registrant)

Date: January 30, 2006                By:  /s/ Benton H Wilcoxon
                                         -----------------------
                                         Chief Executive Officer

                                  Exhibit Index


   Exhibit
    Number   Exhibit Title or Description

      10.01 First Amendment to Convertible Notes and Warrant

      10.02 Settlement Agreement with Bushido Capital Master Fund

      10.03 Settlement Agreement with Enable Growth Partners and Enable Opportunity Partners

      10.04 Settlement Agreement with Gamma Opportunity Capital Partners Class A and Class C

      10.05 Settlement Agreement with SRG Capital LLC

      10.06 Settlement Agreement with Midsummer Investment Ltd.


* Previously filed.